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                         ENHANCED SERVICES COMPANY, INC.
                           3415 S. Sepulveda Boulevard
                          Los Angeles, California 90034


                                                                     EXHIBIT 23



March 11, 1999

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

RE: S.E.C. Registration Statement on Form S-8 of 100,000 Shares of Common Stock of Enhanced Services Company, Inc.; COMMISSION FILE NO. 9-24256


Dear Ladies and Gentlemen:

         I hereby consent to the inclusion of my opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc. a Colorado corporation, in connection with its offering of up to 100,000 shares of its common stock which may be issued under the Consulting and Compensation Agreement with Hecate Holdings, Ltd. and otherwise, consultant to the Company, as more fully described in such Registration Statement.

         I further consent to the reference in such Registration Statement to my having given such opinion.


Very truly yours,
ENHANCED SERVICES COMPANY, INC.



/s/ Justin Walker
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Justin Walker, Esq.